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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-64610 of Coach, Inc. on Form S-8 of our report dated December 12, 2003, appearing in the Annual Report on Form 11-K of Coach, Inc. Savings and Profit Sharing Plan for the year ended June 30, 2003.

/s/  DELOITTE & TOUCHE LLP

New York, New York
December 18, 2003

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